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                                                                   Exhibit 10.2


                               AGREEMENT OF LEASE

                                     DATED

                                APRIL 16TH, 1996

                                  MADE BETWEEN

                     LOEWS NASHVILLE HOTEL CORP., LANDLORD,

                                      AND

                         RENAL CARE GROUP, INC., TENANT



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                    TABLE OF CONTENTS OF AGREEMENT OF LEASE
                      DATED APRIL 16TH, 1996 MADE BETWEEN
                     LOEWS NASHVILLE HOTEL CORP., LANDLORD,
                       AND RENAL CARE GROUP, INC., TENANT

   ARTICLE                                                         PAGE
      1        Premises; Term......................................  1
      2        Rent................................................  1
      3        Delivery of Premises................................  2
      4        Tenant's Share of Excess Operating Expenses.........  2
      5        Use of Premises.....................................  3
      6        Tenant Alterations..................................  3
      7        Maintenance and Repairs.............................  5
      8        [INTENTIONALLY OMITTED].............................  6
      9        Requirements of Law; Fire Insurance.................  6
     10        Subordination.......................................  6
     11        Tenant's Liability Insurance, Property Loss.........  7
     12        Indemnification by Tenant...........................  8
     13        Destruction, Fire and Other Casualty................  9
     14        Assignment, Mortgage, etc........................... 10
     15        Access to Premises.................................. 10
     16        Landlord's Right to Cure............................ 11
     17        No Representations by Landlord...................... 11
     18        End of Term......................................... 12
     19        Quiet Enjoyment..................................... 12
     20        No Waiver........................................... 12
     21        Waiver of Trial by Jury............................. 12
     22        Inability to Perform................................ 12
     23        Adjacent Excavation--Shoring........................ 13
     24        Utilities; Services................................. 13
     25        Eminent Domain...................................... 14
     26        Defaults and Remedies............................... 15
     27        Parking............................................. 18
     28        Captions............................................ 18
     29        Definitions......................................... 18
     30        Rules and Regulations............................... 18
     31        Successors and Assigns.............................. 18
     32        Hazardous Substances................................ 18
     33        Broker.............................................. 19
     34        Holding Over........................................ 19
     35        Building Alterations and Management................. 20
     36        Notices............................................. 20
     37        Landlord's Lien..................................... 20
     38        Mechanic's Liens.................................... 20
     39        Late Charges........................................ 21
     40        Miscellaneous Covenants............................. 21
     41        Renewal............................................. 21
     42        Option to Lease Additional Space.................... 22

   EXHIBIT

     "A"       Premises............................................ 24
     "B"       Work Letter......................................... 25
     "C"       Rules and Regulations............................... 26




                                       i.




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                         STANDARD FORM OF OFFICE LEASE

         AGREEMENT OF LEASE, made as of this 16th day of April, 1996, between LOEWS NASHVILLE HOTEL CORP., a Delaware corporation, having its principal place of business at 667 Madison Avenue, New York, New York 10021-8087 (hereinafter referred to as "Landlord"), and RENAL CARE GROUP, INC., a Delaware Corporation, having its prin cipal office at 2100 West End Avenue, Nashville, Tennessee 37203 (hereinafter referred to as "Tenant").

         The parties hereby agree as follows:

                           ARTICLE 1. PREMISES; TERM

         1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the office space known as SUITE 800 designated on the plan annexed hereto and made a part hereof as EXHIBIT "A" (the "Premises") in the building known as the LOEWS VANDERBILT PLAZA OFFICE BUILDING, located at 2100 West End Avenue, Nashville, Tennessee 37203 (the "Building"). Tenant acknowledges that the plan attached as EXHIBIT "A" has not been drawn to scale and that such plan is subject to change.

         1.2 The term of this Lease shall be for a period of SIX (6) years or until such term shall sooner cease and expire as here inafter provided (the "Lease Term"). The Lease Term shall commence on JUNE 1, 1996 (the "Commencement Date") and shall end at midnight on MAY 31, 2002.

         1.3 As used in this Lease, "Lease Year" shall mean each twelve (12) calendar month period between January 1st and December 31st of each year during the Lease Term, except that the first Lease Year shall mean the period commencing on the Commencement Date and ending on December 31st of such Lease Year.

                                ARTICLE 2. RENT

         2.1 Tenant shall pay rent consisting of a Base Rent and additional rent, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, in monthly installments in advance on the first day of each month during the Lease Term with respect to Base Rent, at the office of Landlord, or such other place as Land lord may designate, without any set-off or deduction whatsoever. If the Commencement Date falls on a date other than the first of the month, the rent for such month shall be prorated and adjusted accordingly.

         2.2 During the term of this Lease, the Base Rent payable by Tenant shall be as follows:

                  (a) $188,352.00 for the period from JUNE 1, 1996 through MAY 31, 1997, payable $15,696.00 per month;

                  (b) $198,816.00 for the period from JUNE 1, 1997 through MAY 31, 1998, payable $16,568.00 per month;

                  (c) $198,816.00 for the period from JUNE 1, 1998 through MAY 31, 1999, payable $16,568.00 per month;

                  (d) $209,280.00 for the period from JUNE 1, 1999 through MAY 31, 2000, payable $17,440.00 per month;

                  (e) $219,744.00 for the period from JUNE 1, 2000 through MAY 31, 2001, payable $18,312.00 per month; and

                  (f) $230,208.00 for the period from JUNE 1, 2001 through MAY 31, 2002, payable $19,184.00 per month.

         2.3 "Additional rent" shall consist of Tenant's Share of Excess Operating Expenses as described in Article 4. Any other charges or payments due Landlord from Tenant pursuant to the terms



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of this Lease shall also be deemed "additional rent" hereunder. For the non-payment of any additional rent or other charges due Landlord pursuant to the terms of this Lease, Landlord shall have the same rights and remedies that Landlord has for the non-payment of the Base Rent.

                        ARTICLE 3. DELIVERY OF PREMISES

         3.1 Tenant agrees to take the Premises in their "As Is" condition on the Commencement Date, unless Landlord has agreed to construct improvements to the Premises, as hereinafter provided.

         3.2 Landlord has agreed to construct improvements to the Premises (the "Tenant Improvements") in accordance with the plans and specifications annexed hereto as EXHIBIT "B" (the "Plans and Specifications"). In connection with construction of such Tenant Improvements, Landlord has agreed to incur costs not to exceed $83,712 (the "Construction Cost"). In no event shall Landlord be obligated to expend in excess of $83,712 for the Tenant Improve ments. In the event Tenant Improvements require an expenditure in excess of $83,712, Tenant agrees that such excess shall be borne by Tenant. For purposes hereof, the term "Construction Cost" shall include the development of the Plans and Specifications and related design costs. Following the date upon which the Tenant Improve ments have been substantially completed in accordance with the Plans and Specifications, Landlord shall deliver possession of the Premises and the Commencement Date shall commence on the earlier to occur of (i) the date on which Tenant takes possession of the Premises or (ii) twenty-four (24) hours following the date on which a certificate of occupancy is issued by the Metropolitan Government of Nashville and Davidson County Buildings Department for occupancy of the Premises. The taking of possession by Tenant shall conclusively establish that improvements to the Premises have been completed in accordance with the Plans and Specifications, and that the Premises are in good and satisfactory condition at the time possession is taken. Unless otherwise specified in the Plans and Specifications, all materials used in the construction of the Premises shall be Landlord's standard items used with respect to the Building.

         3.3 If Landlord is unable to give possession of the Premises on the date of commencement of the Lease Term hereof, because of the holding-over or retention of possession of any tenant, under tenant or occupants or if the Premises are located in a building being constructed, because such building has not been sufficiently completed to make the Premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liabil ity for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Lease Term, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord's inability to obtain possession) until after Landlord shall have given Tenant written notice that the Premises are substantially ready for Tenant's occupancy. If per mission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the date specified as the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. Notwithstanding anything herein to the contrary, in the event Landlord has not commenced construction of the Premises by June 1, 1996, and provided any such delays were not caused by delays beyond Landlord's reasonable control, then Tenant may cancel this Lease upon notice in writing to Landlord, and neither party shall have any further obligation to the other.

             ARTICLE 4. TENANT'S SHARE OF EXCESS OPERATING EXPENSES

         4.1 During the Lease Term (including any renewals), Tenant shall pay to Landlord, as additional rent, a sum equal to Tenant's Share of Excess Operating Expenses (as such term is hereinafter defined) in connection with operating, maintaining, repairing, managing and owning the Building and the Common Areas of the Loews


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Vanderbilt Plaza building complex. "Tenant's Share of Excess Operating
Expenses" shall be calculated on the basis of any excess Operating Expenses for a particular Lease Year over actual Operating Expenses for calendar year 1996 (the "Base Year"). For purposes of this Section, "Tenant's Share" shall be deemed to be percent (8.15%). The calculation of Tenant's Share is based upon the ratio of the approximate square footage of the Premises (10,464) to the approximate square footage of the Building (127,162). The numbers given in the preceding sentence do not represent accurate measurements of the square footage contained in the Premises or the Building but are mere estimates for purposes of calculating "Tenant's Share" hereunder. Tenant's Share of Excess Operating Expenses shall not be increased by more than five percent (5%) in any Lease Year as compared to Tenant's Share of Excess Operating Expenses for the previous Lease Year.

         4.2 Landlord shall have the option of (a) collecting such additional rent on an annual basis after determining Operating Expenses for the most current Lease Year, or (b) making a good faith estimate of Operating Expenses for each upcoming Lease Year and billing Tenant for additional rent on a monthly basis in accordance with such estimate, in which event Tenant's Share of Excess Operating Expenses shall be paid in equal monthly install ments in advance on the first day of each month in the manner provided for the payment of Base Rent. Any sums based on Landlord's estimate of Operating Expenses shall be subject to adjustment when actual Operating Expenses are available for such Lease Year.

         4.3 By April 1st of each calendar year during Tenant's occu pancy of the Premises, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous Lease Year. The first such statement shall include a comparison with actual Operating Expenses for the Base Year. If, for any Lease Year, as a result of Landlord's estimate of Operating Expenses, additional rent collected for the prior year is in excess of additional rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment, provided Tenant is not in default of any of the terms and provisions of this Lease. Tenant shall pay to Landlord any under payment with respect to the prior year immediately following demand.

                           ARTICLE 5. USE OF PREMISES

         The Premises shall be used for executive office and administrative offices of a health care service company and for no other purpose. Tenant agrees that in the use and occupancy of the Premises and in the conduct of its business therein, Tenant will comply with the requirements of all laws, ordinances, orders and regulations of the federal, state, county and municipal authorities now in force, or which hereinafter may be enforced. Tenant will not, at any time, use or occupy the Premises in violation of the certificate of occupancy issued for the Building.

                         ARTICLE 6. TENANT ALTERATIONS

         6.1 Tenant shall make no changes or alterations in or to the Premises of any nature, nor shall Tenant make any changes to any plans and specifications approved by Landlord, without the prior written consent of Landlord in each instance, which consent may be withheld for any reason or for no reason. Notwithstanding the foregoing, in the event Tenant desires to make non-structural alterations to the Premises, the aggregate cost of which would not exceed $5,000, Landlord's consent to any such alterations shall not be unreasonably withheld. In connection with any work performed on or to the Premises by or on behalf of Tenant during the Lease Term, Tenant shall, at Tenant's expense, comply with the provisions of each and every one of the subsections set forth below. Prior to the commencement of any such work, Tenant shall:



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                  (a) submit to Landlord, for Landlord's written approval,
complete working plans and specifications for the work to be done by Tenant;

                  (b) submit to Landlord, for Landlord's written approv al, the names of Tenant's proposed general contractor and major subcontractors (it being understood that, in connection with any such approval, Landlord shall have the right to require that payment and performance by the general contractor be bonded);

                  (c) obtain the necessary consents, authorizations and licenses from the federal, state and/or municipal authorities having jurisdiction over the work to be done, and no work shall be started or equipment installed unless and until all such necessary consents, authorizations and licenses shall have first been duly obtained by Tenant and/or Tenant's contractors or other persons doing the work or installing the equipment on behalf of Tenant;

                  (d) comply with such laws, orders, ordinances and regulations of federal, state county and municipal authorities with respect to such alterations, including without limitation, the requirements of Title III of the Americans with Disabilities Act of 1990;

                  (e) deliver to Landlord certificates of Worker's Compensation Insurance indicating that Tenant or any contractor employed by Tenant or any other persons who do any work or install any equipment in the Premises shall be fully covered by Worker's Compensation Insurance; and

                  (f) deliver to Landlord Certificates of Insurance evi dencing the insurance described in Section 6.3 hereof, containing the agreement of the insurance company issuing such Certificates that ten (10) days' written notice of any material policy change or cancellation, shall be furnished to Landlord.

                  (g) ten (10) days prior to the commencement of any work, deliver to Landlord a notice stating the date the installa tion of the alterations is to commence so that Landlord can post and record appropriate notices of non-responsibility.

         6.2 All work performed by or on behalf of Tenant in the Premises shall be subject at all times to inspection by Landlord and shall be conducted in such manner as not to disturb the opera tion of the Building or any of its tenants. Any approval or super vision which Landlord may exercise pursuant to the terms hereof shall not in any manner be deemed or construed to constitute Land lord as a general contractor in connection with the work performed by or on behalf of Tenant and shall not be deemed or construed to impose any liability or responsibility upon Landlord for such work or the manner or performance thereof. Said work shall be performed and completed by Tenant in strict accordance with plans and speci fications approved by Landlord and the city, state or federal authorities having jurisdiction over such work. Upon completion of such work, Tenant shall obtain any and all required approvals from such city, state or federal authorities. No approval by Landlord of any plans and specifications submitted by Tenant should be con strued as a representation or warranty of any kind that the Prem ises or the mechanical, electrical or plumbing facilities of said Premises are suitable for Tenant's purposes. Promptly after the completion of all work, Tenant shall obtain from each contractor who worked at the Premises and each vendor who supplied materials and/or equipment thereto, a waiver of lien certifying the amount of and full payment for the charges for the services, equipment or materials supplied. Tenant shall furnish Landlord with copies of such lien waivers, together with Tenant's affidavit containing a list of all such contractors and vendors and Tenant's statement that all payments have been made as required.

         6.3 Tenant, at Tenant's sole cost and expense, agrees to provide and maintain during the course of any work performed in the Premises (in addition to the insurance required by Section 11.2 hereof), comprehensive public liability insurance with a company approved by Landlord (which approval shall not be unreasonably


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withheld or delayed) providing for limits of not less than $1,000,000 per occurrence combined single limit for personal injury including death and for property damage. Such insurance shall name Landlord and its affiliates as additional insureds and shall include blanket contractual liability.

         6.4 Tenant agrees to indemnify, defend and hold Landlord and its affiliates harmless from any and all claims, by or through any person, including but not limited to Tenant's and/or contractors' employees, agents or servants, and for any property damage, including Tenant's and/or contractors' property, which results from or is in any way connected with work to be performed for Tenant in/or about the Premises.

         6.5 All installations and fixtures of every kind (except Tenant's trade fixtures, moveable office furniture and equipment) installed in the Premises at any time either by Tenant or by Landlord on Tenant's behalf shall upon installation become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant, at least twenty (20) days prior to end of the Lease, elects to relinquish ownership and have them removed by Tenant, in which event, the installation shall be removed from the Premises by Tenant prior to the expiration of the Lease, at Tenant's expense. Upon removal of any installations as may be required or permitted by Landlord, Tenant shall immediately and at Tenant's expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. Throughout the Lease Term, all improvements, installations or fixtures in the Premises shall remain free and clear of all liens and encumbrances, title retention agreements, security agreements, chattel mortgages and/or conditional sale agreements or purchase money liens.

                       ARTICLE 7. MAINTENANCE AND REPAIRS

         7.1 Tenant shall, throughout the term of this Lease, take good care of the Premises and the fixtures and appurtenances therein, and at Tenant's sole cost and expense, make all repairs thereto as and when needed to preserve them in good condition. Landlord's repair obligations under this Lease are limited solely to structural repairs to the Premises. However, if the necessity for such repairs is the result of the negligence of Tenant, Tenant's invitees, licensees, employees or agents, Tenant shall bear the cost of such structural repairs. Tenant shall also repair any damage to the Building and the Building systems and equipment caused or resulting from the negligence or improper conduct of Tenant, Tenant's invitees, licensees, agents or employees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or caused by the moving of Tenant's fixtures, furniture and equipment into or out of the Premises and/or the Building.

         7.2 Landlord shall be responsible for maintaining the exterior and structural portions of the Building and the Common Areas. Landlord shall also maintain the plumbing, electrical, heating and ventilation systems serving the Premises and the Common Areas. There shall be no set-off or reduction in rent allowed to Tenant by reason of any failure of Landlord to comply with the provisions of this Section of the Lease and there shall be no allowance to Tenant for the diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building including the erection or operation of any crane, derrick or sidewalk shed, or in or to the Premises or the fixtures, appurtenances or equipment thereof.

         7.3 The provisions of this Article 7 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 13 hereof.

                          ARTICLE 8. SECURITY DEPOSIT


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                            [INTENTIONALLY OMITTED]

                 ARTICLE 9. REQUIREMENTS OF LAW; FIRE INSURANCE

         Prior to the commencement of the Lease Term, if Tenant is then in possession of the Premises, and at all times thereafter, Tenant at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local government, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the applicable Board of Fire Underwriters or the Tennessee Insurance Commissioner or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, and arising out of Tenant's use or manner of use of the Premises or the Building (including the use permitted under the Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this
Article 9. If the fire insurance rate shall, at the beginning of the Lease or at any time thereafter, be higher than it otherwise would be by reason of Tenant's failure to comply with its obligations hereunder, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant to comply with the terms of this Article. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Premises issued by a body making fire insurance rates applicable to said Premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

                           ARTICLE 10. SUBORDINATION

         10.1 It is understood and agreed that this Lease is and shall be subject and subordinate, in all respects, to all ground and underlying leases and to all present and future mortgages and trust indentures which may now or hereafter be placed on or affect the land, the Building or the building complex of which the Building is part, or any part or parts thereof and/or Landlord's interest or estate therein, and to each advance made or to be made under any such mortgages and/or trust indentures, and to all renewals, modi fications, consolidations, replacements and extensions thereof, and all substitutions therefore. This Section 10.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord, and/or any present or future mortgagee or trustee, and/or any lessor under any present or future ground or underlying lease, and/or their respective successors in interest, may request in writing within ten (10) days of such request. If Tenant fails to deliver any such certificate to Landlord within said ten-day period, Tenant hereby constitutes and appoints Landlord, and/or any present or future mortgagee or trustee, and/or any lessor under any present or future ground or underlying lease, and/or their respective successors in interest, the Tenant's attorney-in-fact coupled with an interest to execute and deliver any such certificate or certificates for and on behalf


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of Tenant. Without limiting, restricting or affecting the forego ing, Landlord agrees to use reasonable efforts to obtain a non-disturbance agreement from any future mortgagee in favor of Tenant.

         10.2 Tenant agrees not to violate any of the terms, covenants and conditions of any ground or underlying leases, mortgages, trust indentures or license agreements which may now or hereafter be placed upon or affect the Building or any part or parts thereof of which Tenant has written notice. If any act or omission of Tenant should constitute a violation of the terms of any such mortgage, ground lease, trust indenture or license agreement, Landlord shall so notify Tenant, and promptly following receipt of Landlord's notice (but in no event more than five (5) days thereafter), Tenant shall cure the violation specified in Landlord's notice.

         10.3 If, at any time during the Lease Term, Landlord shall be the holder of a leasehold estate covering the Building, or if Landlord shall grant a mortgage covering the Building, and if such leasehold estate shall terminate or be terminated for any reason, or if such mortgage is foreclosed for any reason, or a deed in lieu of foreclosure granted to a mortgagee, Tenant agrees, at the election and upon demand of any owner of premises which include the Premises, or of a mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting premises which include the Prem ises, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein, for the remainder of the Lease Term. The foregoing provisions shall enure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant, notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, or upon any foreclosure of a mortgage or granting of a deed in lieu of foreclosure to a mortgagee, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such owner, mortgagee or holder, in which Tenant shall acknowledge such attornment, and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein and shall apply for the remainder of the term origi nally demised by this Lease. Nothing contained in this
Section 10.3 shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder.

         10.4 From time to time, within ten (10) days following Land lord's request, Tenant shall deliver to Landlord a written state ment executed and acknowledged by Tenant, in form satisfactory to Landlord, (a) acknowledging that this Lease is then in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), (b) setting forth the date to which the Base Rent and all additional rent has been paid, (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of such default, and (d) any other matters reasonably requested by Landlord. Tenant acknowledges that any statement delivered pursuant to this
Section 10.4 may be relied upon by any purchaser or subsequent owner of the Building (or the building complex of which the Building is part) or Landlord's interest in the Building (or the building complex of which the Building is part), or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

            ARTICLE 11. TENANT'S LIABILITY INSURANCE, PROPERTY LOSS

        11.1 Landlord and its agents, servants or employees shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord or its agents, servants or employees. Landlord and its agents will not be liable for any such damage caused by other ten ants or persons in, upon or about said Building or caused by opera-



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tions in construction of any private, public or quasi-public work.

         11.2 Tenant, at Tenant's own cost and expense, agrees to provide and maintain, at all times during the term of this Lease, the following insurance:

                    (a) Comprehensive public liability insurance covering claims brought anywhere in the world, naming Landlord and its affiliates as additional insureds, providing for limits of not less than $1,000,000 combined single limit for personal injury, includ ing death, and property damage including products liability and blanket contractual liability;

                    (b) Fire and extended insurance in amounts deemed necessary by Tenant covering Tenant's property in the Premises for the full replacement value thereof. Such policies shall contain a waiver of subrogation provision in favor of Landlord;

                    (c) Worker's Compensation Insurance as required by law and Employer's Liability Insurance with coverage of not less than $500,000; and

                    (d) Rent insurance in favor of Landlord against loss of rent or rental value due to fire or other casualty, providing for coverage of Base Rent and all additional rent due under this Lease for the term hereof, which insurance shall include an extended coverage endorsement.

         During the period of any construction of improvements by Tenant on the Premises, Tenant shall require its general contractor and all subcontractors to provide the insurance coverage indicated in subsections (a) and (c) above.

         11.3 All of the foregoing insurance shall be obtained from a company or companies authorized to do business in the State of Tennessee and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and a certificate evidencing the issuance of such policy or policies of insurance shall be delivered to Landlord before the commencement of the term of this Lease. Not less than ten (10) days prior to the expiration of any such policy or policies, evidence of the renewal of such policy or policies, or a new certificate, as the case may be, shall be delivered to Landlord. All such insurance shall contain an agreement by the insurance company that the policy or policies will not be canceled, or the coverage changed, without ten (10) days' prior written notice to Landlord. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefore, Landlord may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefore. Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

                     ARTICLE 12. INDEMNIFICATION BY TENANT

         Tenant agrees to indemnify, defend and save harmless Landlord and its affiliates, from and against any and all liability, loss, damage, expenses, costs of action, suits, interest, fines, penalties, claims and judgments arising from injury, or claim of injury, during the term of this Lease to person or property of any and every nature and from any matter or thing growing out of the occupation, possession, use, management, improvement, alteration or control of the Premises or any part thereof by Tenant, Tenant's agents, contractors, employees, invitees or licensees, including the fixtures and appurtenances therein during the term of this Lease, or arising out of Tenant's failure to perform fully and promptly each and every covenant, term, condition and agreement herein provided (whether or not this Lease shall contain other specific indemnity provision with respect to such covenant, term, condition or agreement) to be performed by Tenant; provided, however, that Tenant's indemnity shall not apply to claims arising solely from Landlord's negligence or willful misconduct.

                ARTICLE 13. DESTRUCTION, FIRE AND OTHER CASUALTY

         13.1 If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

         13.2 If the Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be appor tioned from the day following the casualty according to the part of the Premises which is usable.

         13.3 If the Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. Landlord shall notify Tenant of its election to restore the Premises within three (3) months following the date of the casualty.

         13.4 If the Premises are rendered wholly unusable or (whether or not the Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within ninety (90) days after such fire or casualty specifying a date for the expiration of the Lease, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date (subject to any rent abatement to which Tenant may be entitled pursuant to Section 13.3) and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice so provided for herein, Landlord shall make the repairs and restorations under the conditions of Sections 13.2 and 13.3 above, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five
(5) days after written notice from Landlord that the Premises are substantially ready for Tenant's occupancy.

         13.5 If the Premises are rendered wholly unusable, and if Landlord does not complete restoration of the Premises within six (6) months following the date of the casualty, then (unless otherwise mutually agreed by the parties), Tenant shall have the option to terminate this Lease upon thirty (30) days' prior written notice to Landlord (provided such notice is delivered to Landlord prior to Landlord's commencing and diligently pursuing any such restoration or repairs of the Premises).

         13.6 Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in such party's favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improve ments, or appurtenances removable by Tenant and agrees that Land lord will not be obligated to repair any damage thereto or replace the same. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to Tenant's business resulting, in any way, from damage to the Premises or the Building by fire or other casualty, or the repair thereof. If any damage to the Premises or the Building from fire or other casualty results from the negligence or willful misconduct of Tenant or its employees, agents or invitees, directly or indirectly, there shall be no abatement of the Base Rent or any additional rent.

         13.7 Notwithstanding the foregoing, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the insurance available to Landlord is not sufficient to cover the cost of such repair, reconstruction or restoration.

                     ARTICLE 14. ASSIGNMENT, MORTGAGE, ETC.

         14.1 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this Lease nor underlet, or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. Landlord may withhold or grant its consent to any assignment or sublease of the Premises proposed by Tenant in Landlord's sole discretion. With respect to any proposed subtenant or assignee, Landlord shall have the right to approve the form and substance of any sublease or assignment documents. In the event of any proposed acquisition of a majority of the corporate stock of Tenant by any corporation, person or entity, Landlord's consent shall not be required, provided that Tenant shall notify Landlord at least thirty (30) days prior to any such proposed acquisition and shall forward to Landlord such detailed information about the proposed transaction as Landlord may reasonably require. No assignment, subletting or other transfer consented to by Landlord shall relieve Tenant of any liability under this Lease.

         14.2 If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions of this Article, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                         ARTICLE 15. ACCESS TO PREMISES

         Landlord or its agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable in the Premises or to any other portion of the Building or which Landlord may elect to perform in the Premises or any other portion of the Building, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein, provided they are within the walls, floors or ceilings. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into said Premises without the same constituting an eviction nor shall Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Landlord shall attempt to minimize interruption of Tenant's business operations, but Tenant recognizes the requirements of operating the Building will be paramount. Throughout the Lease Term, Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit entry into the Premises, Landlord or its agents may, to the extent not prohibited by law, enter the same whenever such entry may be necessary or permissible by master key or forcibly, provided reasonable care is exercised to safeguard Tenant's property, and such entry shall not render Landlord or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If, during the last month of Lease Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Premises without limitation or abatement of rent or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

                      ARTICLE 16. LANDLORD'S RIGHT TO CURE

         If Tenant shall, at any time, fail to make any payment or shall fail to keep and perform any act on the Tenant's part to be kept and performed as in this Lease provided, Landlord may, but shall not be obligated to, make any such payment or perform any such act on the Tenant's part to be kept and performed, provided it shall first have given Tenant fifteen (15) days' written notice with respect to any act required to be performed by the Tenant other than the payment of money, and if Landlord makes any expendi tures or incurs any obligations for the payment of money, all sums so paid by Landlord and costs and expenses incurred by Landlord with respect thereto together with interest thereon at a rate equal to the Prime Rate announced, from time to time, by Citibank, N.A., plus two percent (2%), but in no event greater than the legal maxi mum rate per annum, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within three (3) days after demand therefore. If Tenant's Lease Term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                   ARTICLE 17. NO REPRESENTATIONS BY LANDLORD

         Neither Landlord nor Landlord's agents have made any represen tations or promises with respect to the physical condition of the Premises, the Building, the land upon which the Building is erected, or the rents, leases, expenses of operation, or any other matter or thing affecting or related to the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise accept as expressly set forth in the provisions of this Lease. Tenant has inspected the Premises and is thoroughly acquainted with their condition, and agrees to take the same "As Is" (subject to the construction of Tenant Improvements to be undertaken by Landlord in accordance with the Plans and Specifications annexed hereto as EXHIBIT "B") and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the said Premises were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements hereto fore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agree ment is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                            ARTICLE 18. END OF TERM

         Upon the expiration or other termination of the Lease Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear excepted, and

Tenant shall remove all of Tenant's property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof falls on Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

                          ARTICLE 19. QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease, and to any ground leases, underlying leases and mortgages hereinbefore mentioned.

                             ARTICLE 20. NO WAIVER

         The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorse ment or statement of any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided or available at law. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys to the Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

                      ARTICLE 21. WAIVER OF TRIAL BY JURY

         It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 7 (Maintenance & Repairs).

                        ARTICLE 22. INABILITY TO PERFORM

         This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or to supply or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgment of Landlord, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or in order to make repairs, alterations or improvements.

                    ARTICLE 23. ADJACENT EXCAVATION--SHORING

         If an excavation shall be made upon land adjacent to the Prem ises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                        ARTICLE 24. UTILITIES; SERVICES

         24.1 The Premises shall be serviced by Landlord's heating, air-conditioning and ventilating system during regular business hours without additional cost to Tenant. If Tenant requires heat, air conditioning or ventilation before 7:00 a.m. or after 7:00 p.m. on a weekday, or before 8:00 a.m. or after 1:00 p.m. on Saturdays, or at any time on Sundays or holidays, Landlord shall furnish such additional services at rates to be determined by Landlord from time to time to be charged to Tenant as additional rent.

         24.2 Landlord shall also furnish electricity and water to the Premises. The cost of such services is included in Landlord's Operating Expenses for the Building. In the event Landlord determines that Tenant uses or consumes water or electricity in unusual quantities, Landlord may install a meter measuring the consumption of such service in the Premises, which Tenant shall maintain in good working order and repair, and Tenant shall pay for the cost of such service directly to the utility company.

         24.3 Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building. The change at any time of the character of electric service shall in no wise make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

         24.4 Landlord shall not be responsible if the normal operation of the air-conditioning system shall fail to provide condi tioned air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities, in any portions of the Premises (a) which by reason of any machinery installed by or on behalf of Tenant or any person claiming through or under Tenant, shall have an electrical load in excess of the load, or which shall have a human occupancy factor in excess of the human occupancy factor for which the air-conditioning system is designed; or (b) because of any rearrangement of partitioning or other alterations made or performed by or on behalf of Tenant. Whenever said air-conditioning system is in operation, Tenant agrees to cause all windows in the Premises to be kept closed. Tenant shall cooperate fully with Landlord at all times and abide by all regula tions and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air-conditioning and heating systems.

         24.5 If it is necessary to discontinue the supply of water, heat, electrical energy, air conditioning, or any other service or services furnished to the Premises by reason of emergency or for the purpose of necessary alterations, repairs or improvements to the Premises, the Building, or any portion thereof, or if any of the foregoing services cannot be furnished by reason of an order of any governmental department, board or commission, or any person exercising authority thereunder, or by reason of inability to secure fuel or labor, or by reason of strikes, or any other reason beyond Landlord's control, Tenant shall not be entitled to any compensation from Landlord or to any abatement or diminution of the Base Rent or additional rent. Landlord shall provide reasonable notice for non-emergency interruption of services to the Premises.

                           ARTICLE 25. EMINENT DOMAIN

         25.1 If the whole of the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Lease Term shall end as of the date of the vesting of title with the same effect as if said date were the date of expiration of the Lease Term. If only a part of the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Lease Term shall continue in force and effect but, from and after the date of the vesting of title, the Base Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation.

         25.2 If any part of the Building shall be acquired or condemned for any public or quasi-public use or purpose, and by reason of such acquisition or condemnation, Landlord, in Landlord's reasonable judgment, deems it necessary for the soundest use of the land upon which the Building is situated to terminate this Lease, then (except in the case of a di minimis acquisition which has no effect on the operation of the Building), whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, at any time thereafter, fifteen (15) days' notice of termination of this Lease. If the part of the Building so acquired or condemned shall contain more than ten percent (10%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if Tenant no longer has reasonable means of access to the Premises, or if more than twenty-five per cent (25%) of the office space available for lease in the Building shall be so acquired or condemned, then, in any such event, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, fifteen (15) days' notice of termination of this Lease. In the event any such fifteen (15) day notice of termination is given, by Landlord or Tenant, this Lease and the Lease Term shall come to an end and expire upon the expiration of said fifteen (15) days with the same effect as if the date of expiration of said fifteen (15) days were the date for the expiration of the Lease Term. In the event of any termination of this Lease pursuant to the provisions of this Section, the Base Rent and additional rent shall be apportioned as of the date of such termination and any prepaid portion of Base Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

         25.3 If a part of the Premises shall be so acquired or condemned and this Lease and the Lease Term shall not be terminated pursuant to the foregoing provisions, Landlord, at Landlord's expense, shall restore that part of the Premises not acquired or condemned as nearly as practicable to its condition prior to such acquisition or condemnation, but Landlord shall have no obligation to repair or restore any of Tenant's leasehold improvements or trade fixtures. Notwithstanding the foregoing, Landlord shall not have any obligation whatsoever to restore the Premises unless the condemnation award, if any, is sufficient to cover the cost of such restoration.

         25.4 In the event of any acquisition or condemnation of all or any part of the Building (including, without limitation, all or part of the Premises), Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Lease Term, and Ten ant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing herein contained shall be deemed to pre clude Tenant from making an application for an award for the value of the trade fixtures and leasehold improvements at the Premises, to the extent owned by Tenant, or for Tenant's relocation expenses.

                       ARTICLE 26. DEFAULTS AND REMEDIES

         26.1 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                    (a) The failure by Tenant to make any payment of Base Rent, additional rent, or other payment required to be made by Tenant hereunder, for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Tennessee law.

                    (b) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in subsection (a) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Tennessee law; provided further, that if the nature of Tenant's default is such that more than fifteen
(15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen-day period and thereafter diligently prosecute such cure to completion. Notwithstanding the foregoing, if the covenant or other provision of this Lease which is violated by Tenant cannot thereafter be performed (such as obtaining Landlord's prior written consent to an assignment of Tenant's interest in this Lease, a subletting of the Premises, a change in use or a physical alteration to the Premises) by Tenant, then Landlord need not give the foregoing notice demanding performance to Tenant (or to any subtenant or assignee) for such violation to constitute a default under this Lease entitling Landlord to exercise its remedies upon a default by Tenant, including those set forth in this Article 26.

                    (c) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, the removal of Tenant's property from the Premises or any absence by Tenant from the Premises for ten
(10) days or longer.

                    (d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of Tenant's creditors or any class thereof for the purpose of effecting a moratorium upon or composition of Tenant's debts, or any class thereof.

        26.2       (a)      In the event of any default by Tenant as defined
herein, Landlord may exercise the following remedies:

                             (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all amounts which Landlord is entitled to recover pursuant to Tennessee law (or any succes sor thereto), including, but not limited to:

                                      (A) The worth at the time of award of any
                    unpaid rent which has accrued prior to the date of termination of the Lease; plus,

                                      (B) The worth at the time of award of the
                    amount by which the unpaid rent which would have been earned after termination of this Lease until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                      (C) The worth at the time of award of the
                    amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reason ably avoided; plus

                                      (D) Any other amount necessary to
                    compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys' fees, court costs and other legal costs, and the unamortized portion of (1) broker's commissions paid by Landlord in connection with this Lease,
                    (2) all costs incurred by Landlord to improve the Premises, and (3) any additional amount furnished in the nature of an allowance, (all of such amortiza tion to be based on the assumption that such costs and expenses are amortized on a straight line basis over the initial term of the Lease); plus

                                      (E) At Landlord's election, such other
                    amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Damages shall be due and payable from the date of termination.

                             As used in subsections (a)(i)(A) and (a)(i)(B), the phrase "worth at the time of award" shall be computed by adding interest on all such sums from the date when originally due at the lesser of eighteen percent (18%) per annum or the maximum interest rate permissible by law. As used in subsec tion (a)(i)(C), the phrase "worth at the time of award" is computed by discounting such amount by one (1) percentage point above the discount rate of Citibank, N.A. at the time of award.

                             For purposes of this Section 26.2, "rent" shall mean Base Rent and additional rent (including Tenant's Share of increases in Operating Expenses). As used in subsections (a)(i)(B) and
         (a)(i)(C), rent for each Lease Year of the unexpired term of this Lease following termination shall be equivalent to the Base Rent for the preceding Lease Year, together with any continuously accruing expenses (including Operating Expenses); or, if the default occurs less than one year after the Commencement Date, the rent for the unexpired term of this Lease shall be equivalent to an amount equal to one and one-half (1.5) times the Base Rent, plus any continu ously accruing expenses.

                   (ii) Without terminating or effecting a forfeiture of this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of

         Landlord's election to do so, Landlord may, but need not, relet the Premises or any portion thereof, at any time or from time to time, and for such terms and upon such conditions and rental as Landlord, in its discretion, may deem proper. Whether or not the Premises are relet, Tenant shall pay to Landlord all amounts required by Tenant hereunder up to the date that Landlord terminates Tenant's right to possession of the Premises. Such payments by Tenant shall be due at the times provided in this Lease, and Landlord need not wait until the termination of this Lease to recover them by local action or in any other manner. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by Landlord for such reletting against amounts due from Tenant hereunder to the extent such proceeds compensate Landlord for non-perform ance of any obligation of Tenant hereunder. Landlord may execute any lease made pursuant thereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Landlord, nor shall Tenant have any right to collect any such proceeds. Landlord shall not, by any re-entry or other act, be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

                             (iii) Landlord may terminate this Lease by express written notice to Tenant of its election to do so. Such termination shall not relieve Tenant of any obligation hereunder which has accrued prior to the date of such termi nation. In the event of such termination, Landlord shall be entitled to recover from Tenant the amounts determined pursuant to subsection (i) above.

                    (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

                    (c) In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of Base Rent and additional rent reserved in this Lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence.

                    (d) The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and except as provided by Tennessee statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

                    (e) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder. The acceptance by Landlord of any rent hereunder shall not be a waiver of any preced ing breach or default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regard less of Landlord's knowledge of such preceding breach or default at the time of acceptance of such rent, or a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of such breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person, acting on behalf of Tenant or Tenant's estate, shall not waive or cure a default under Section 26.1(d).

                    (f) Tenant hereby waives any right of redemption or relief from forfeiture under Tennessee law, and under any present or future statutes or case decisions to the same effect, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                              ARTICLE 27. PARKING

         Subject to such rules and regulations as may be established by Landlord or Landlord's licensee, Tenant and Tenant's employees shall be entitled to use (3) assigned parking spaces in the parking garage serving the Building at a rate of $35.00 per month and Tenant's employees shall be entitled to use unassigned parking spaces subject to availability at $20.00 per space. In the event Tenant requires additional parking spaces for its employees, Tenant shall so notify Landlord and, subject to availability at the time of Tenant's request, additional parking spaces shall be made available to Tenant's employees at current parking rates offered to other tenants. All parking designations for employees shall be at the discretion of Landlord.

                              ARTICLE 28. CAPTIONS

         The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                            ARTICLE 29. DEFINITIONS

         The term "Landlord" as used in this Lease means only the Landlord, or a mortgagee in possession for the time being of the land and Building (or the landlord of a lease of the Building or of the land and Building), of which the Premises form a part, so that in the event of any sale of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

                       ARTICLE 30. RULES AND REGULATIONS

         Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as EXHIBIT "C" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any addi tional rule or regulation shall be given in such manner as Landlord may elect. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                       ARTICLE 31. SUCCESSORS AND ASSIGNS

         The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, admin istrators, successors and, except as otherwise provided in this Lease, their assigns.

                        ARTICLE 32. HAZARDOUS SUBSTANCES

         32.1       (a)   So long as Tenant is in possession of the Premises,
Tenant shall not cause or permit to occur: (i) any violation of any present federal, state or local law, ordinance or regulation related to environmental conditions in or about the Premises, including, but not limited to, improvements or alterations made to the Premises at any time by Tenant, its agents or contractors, or (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any "Hazardous Substances" (as hereinafter defined) in or about the Premises, or the transportation to or from the Premises of any Hazardous Substances. Tenant, at its expense, shall comply with each present federal, state and local law, ordinance and regulation related to environmental conditions in or about the Premises or Tenant's use of the Premises, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities. Tenant shall indemnify, defend and hold harmless Landlord and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorneys' and consultants' fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with Tenant's failure to comply with its obligations under this Section 32.1(a), which obligations shall survive the expiration or termination of this Lease.

                    (b) As used in this Article 32, "Hazardous Substances" shall include, without limitation, flammables, explosives, radio active materials, asbestos containing materials (ACMs), poly chlorinated biphenyls
(PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, petroleum and petroleum products, chloroflouro carbons (CFCs) and substances declared to be hazardous or toxic under any present or future federal, state or local law, ordinance or regulation.

                               ARTICLE 33. BROKER

         Tenant and Landlord each represent that it did not deal with any broker or finder in connection with this Lease, except Eakin & Smith, Inc. ("Broker"). Landlord shall pay Broker a broker's commission pursuant to separate agreement between them. The parties acknowledge that CENTENNIAL INC. is the co-broker ("Co- broker") in the transaction and that any leasing commission payable to such Co-broker shall be paid by Broker pursuant to separate agreements between Broker and such Co-broker. Tenant agrees that should any claim be made for a broker's commission or finder's fee by anyone other than Broker, through or on account of the acts of Tenant or its representatives, Tenant will indemnify and hold harmless the Landlord from any and all claims, costs, losses, liabilities and expenses in connection therewith, and will reimburse Landlord for the costs, including attorneys' fees, of defending any such claim, for any amount which Landlord may be required to pay by reason thereof immediately upon written request therefore. Landlord agrees that should any claim be made for a broker's commission or finder's fee by anyone other than Broker, through or on account of the acts of Landlord or its represen tatives, Landlord will indemnify and hold harmless Tenant from any and all claims, costs, losses, liabilities and expenses in connec tion therewith, and will reimburse Tenant for the costs, including attorneys' fees, of defending any such claim, for any amount which Tenant may be required to pay by reason thereof immediately upon written request therefore.

                            ARTICLE 34. HOLDING OVER

         If Tenant holds over after the expiration or earlier termination of the Lease Term without the written consent of Landlord, Tenant shall become a tenant at sufferance only and, for the time Tenant thus holds over, in addition to all other charges due Landlord from Tenant under this Lease (including, without limitation, the payment of all additional rent), Tenant shall pay Landlord rent at a monthly rate equal to one and one-half (1.5) times the monthly installment of Base Rent due Landlord under this Lease. The acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a renewal of the term of this Lease nor shall it affect any other rights of Landlord hereunder or as otherwise provided by law.

                ARTICLE 35. BUILDING ALTERATIONS AND MANAGEMENT

         Landlord shall have the right at any time without the same as constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of such controls of the manner of access to the Building by Tenant's social or business visitors as the Landlord may deem necessary for the security of the Building and its occupants.

                              ARTICLE 36. NOTICES

         All notices affecting the rights of the parties under this Lease, except any demand for the payment of Base Rent, additional rent or other payments, shall be in writing and shall be served by certified mail, postage prepaid, return receipt requested, as follows: (a) if to Landlord, at the address first hereinabove stated to the attention of its Corporate Secretary; and (b) if to Tenant, at the address first hereinabove stated; or such other addresses as the parties may, in writing, designate. Any demand for the payment of the Base Rent or additional rent may be made by ordinary mail or by certified mail, return receipt requested, at the option of Landlord. All notices, demands and requests shall be deemed to have been properly served if mailed in the manner and to the addresses above stated and shall be deemed served at the time any such notice, demand or request shall have been received or refused. (For purposes hereof, the term "refused" shall also mean a party's failure to retrieve, within three (3) business days, any mail for which a United States postal facility has sent notice of its arrival at such postal facility.)

                          ARTICLE 37. LANDLORD'S LIEN

         In order to secure payment of all rent becoming due hereunder from Tenant, and to secure payment of any damages or loss that Landlord may suffer by reason of the breach of Tenant of any covenant, or condition contained herein, Tenant hereby grants Landlord a security interest upon all goods, wares, equipment, furniture, improvements, and other personal property of Tenant presently or hereafter situated in the Premises (the "Collateral"), and all proceeds from the sale or lease thereof, and such property shall not be removed from the Premises without the consent of Landlord except in the ordinary course of business, until Tenant has paid all arrearages in rent hereunder and complied with all the agreements and conditions hereof. In the event of a default by Tenant (as defined in Article 26), Landlord may, in addition to all other remedies provided in Article 26 or by law, enter upon the Premises and take possession of any and all of the Collateral and sell the Collateral pursuant to the Uniform Commercial Code provisions of the State of Tennessee. Commercially reasonable notice shall be deemed to be at least ten
(10) days' notice prior to any foreclosure sale of the Collateral. The proceeds from any disposition pursuant to this Section, less all expenses connected with the taking of possession and foreclosure, including reasonable attorneys' fees and legal expenses, shall be applied as a credit against Tenant's indebtedness to Landlord. Any surplus shall be paid to Tenant or as otherwise required by law. Upon the request of Landlord, Tenant shall execute and deliver to Landlord appropriate financing statements in form sufficient to perfect the security interest granted herein.

                          ARTICLE 38. MECHANIC'S LIENS

         If, as a result of any work performed or alleged to have been performed, or materials supplied or alleged to have been supplied, by Tenant, any mechanic's, laborer's or materialman's lien shall, at any time, be filed against the Building, the building complex of which the Building is part, or any portion thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses and reasonable attorneys' fees incurred by Landlord in connection therewith, together with interest thereon at a rate equal to the Prime Rate announced, from time to time, by Citibank, N.A., plus two percent (2%), but in no event greater than the legal maximum rate per annum, from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of demand therefore.

                            ARTICLE 39. LATE CHARGES

         If the Base Rent, additional rent or any other sum due from Tenant is not received when due, Tenant shall pay to Landlord, on demand, a late charge equal to seven percent (7%) of such overdue payment. In addition, any rent or other overdue sum which remains unpaid longer than ten (10) days from the date due shall bear interest at the rate of ten percent (10%) per annum.

                      ARTICLE 40. MISCELLANEOUS COVENANTS

         40.1 Tenant agrees that Tenant shall have no right to, or interest in, the names "Loews" or "Vanderbilt Plaza Office Building" and Tenant shall not, in any manner, use such words in the promotion of Tenant's business. Tenant agrees not to publish, display or distribute any advertising or notices using such names without first having obtained the written approval of Landlord in respect of the name "Vanderbilt Plaza Office Building".

         40.2 Landlord reserves the right, from time to time, to designate the Building by any name and to change the name, number or designator.

         40.3 Tenant waives the provisions of any statutes which (a) relate to termination of leases when the Premises are destroyed, and (b) allow a tenant to make repairs and deduct the cost of such repairs from the rent. Tenant agrees that such event shall be governed by the terms of this Lease and not by any such statutes.

         40.4 Time is of the essence of each term, provision and condition of this Lease.

         40.5 The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         40.6 This Lease shall be governed by and construed in accordance with the laws of the State of Tennessee.

         40.7 This Agreement shall not be binding upon Landlord unless and until both Landlord and Tenant have executed this Agreement.

                              ARTICLE 41. RENEWAL

         Subject to the terms and conditions hereinafter set forth, and provided Tenant is not then in default under the terms of this Lease, and no event has occurred which, with the giving of notice or passage of time, would constitute a default, Tenant shall have the option to renew this Lease for an additional term of five (5) years commencing upon the expiration of the current term. In order to exercise each such option, Tenant shall give Landlord written notice at least six (6) months prior to the expiration of the then current term and no sooner than twelve (12) months prior to the expiration of such term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the renewal term, except that the Base Rent with respect thereto shall be an amount calculated as hereinafter provided.

         For purposes of this Amendment to Lease, the term "Average Base Rental" shall mean the Base Rental rate (on a per square foot basis) for office space leased to other tenants in the Building, which shall be calculated as an average of the Base Rentals payable pursuant to the last two leases (based on leases having lease terms of three years or five years) fully executed immediately prior to Tenant's exercise of the Renewal Option provided for in Paragraph 7 or the Expansion Option provided for in Paragraph 8.

                    Example: Prior to the exercise of Tenant's renewal option, Tenant A has executed a five-year lease for 1,000 square feet at a base rental of $24,000 per annum and Tenant B has executed a three-year lease for 1,000 square feet at a base rental of $26,000 per annum for the first year, $31,000 per annum for the second year and $33,000 for the third year. The Average Base Rental is calculated as follows: (i) For Tenant A, the base rental is $24 per square foot;
         (ii) For Tenant B, the base rental is $30 per square foot (an average based on $26 per square foot in Year 1, $31 per square foot in Year 2 and $33 per square foot in Year 3). The Average Base Rental is $27 per square foot (an average of the Base Rental for Tenant A and Tenant B) and Tenant's Base Rental for the renewal term shall be an amount equal to 90% of the Average Base Rental.

                  ARTICLE 42. OPTION TO LEASE ADDITIONAL SPACE

         Subject to the terms and conditions hereinafter set forth, and provided Tenant is not then in default under the terms of this Lease, the Landlord hereby grants to Tenant an option to lease any space on the eighth
(8th) floor of the Building as such space becomes available (the "Expansion Space"). The Expansion Space shall be leased to Tenant at the Base Rent (on a per square foot basis) in effect with respect to the Premises as of the date Tenant exercises its option. Landlord shall give Tenant notice of the available space, setting forth the material terms and conditions of the Lease. Following receipt of such notice from Landlord, Tenant shall have five (5) business days in which to notify Tenant in writing of its intent to exercise its option with respect to the Expansion Space. If Tenant shall exercise its option with respect to Expansion Space, Tenant shall have an additional five (5) business days to execute and deliver to Landlord a lease agreement (in the form of an amendment to this Lease) with respect to such space. Tenant acknowledges and decrees that any such Expansion Space shall be leased by Tenant in its "As Is" condition, and that Landlord shall have no obligation to alter, refurbish or improve such space, except as hereinafter provided. In the event Tenant exercises its option to lease Expansion Space on the eighth (8th) floor of the Building, as herein set forth, such Expansion Space shall constitute part of the Premises, effective as of the date an amendment to Lease is executed by both parties, and EXHIBIT "A" shall be amended to designate the expanded Premises.

         If, as a result of Tenant's lease of the Expansion Space, Tenant is the sole tenant on the eighth (8th) floor of the Building, and the Premises constitute a single suite of offices, then Landlord shall have the right to reconfigure the space on the eighth (8th) floor to reflect a one-tenant occupancy of such suite of offices. Such reconfiguration of space may include, without limitation, the elimination of common areas (including hallways, corridors, bathrooms and mechanical rooms), which areas shall be incorporated into the square footage comprising the Premises, and the Premises shall constitute the entire eighth (8th) floor of the Building for all purposes.

         Provided Tenant exercises the option to lease Expansion Space hereunder no later than December 31, 1996, Landlord shall make improvements to the Expansion Space at a cost not to exceed $21,152. Such improvements shall be made in accordance with plans and specifications to be developed by Landlord and approved by Tenant. Any construction costs in excess of $21,152 shall be borne by Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

Witness for Landlord:                        Landlord:

                                             LOEWS NASHVILLE HOTEL CORP.

---------------------------

                                              By:___________________________
                                                 Name:   John G. Malino
                                                 Title:  Vice President

Witness for Tenant:                           Tenant:

                                              RENAL CARE GROUP, INC.

---------------------------

                                              By:___________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT "A"

                                    PREMISES

                              [NOT DRAWN TO SCALE]

                                  EXHIBIT "B"

                            PLANS AND SPECIFICATIONS

                        [TO BE ATTACHED UPON COMPLETION]

                                  EXHIBIT "C"

                             RULES AND REGULATIONS

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

         2. The water, lavatories and plumbing fixtures shall not be used for any purposes other than those for which they were desig nated or constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

         3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein.

         4. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

         5. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         6. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Upon the termina tion of the Lease, Tenant shall return to Landlord all keys either furnished to or otherwise procured by Tenant.

         7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         8. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

         9. Landlord reserves the right to exclude from the building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building signed by Landlord or its agent.

         10. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of Landlord or the desirability of the Building as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         11. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

         12. Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipments. Such installation shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

         13. Tenant shall not permit loitering by Tenant's employees or invitees in the public areas of the Building.

                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE dated August 19, 1996 between LOEWS NASHVILLE HOTEL CORP., a Delaware corporation, having its principal place of business at 667 Madison Avenue, New York, New York 10021-8087, as Landlord, and RENAL CARE GROUP, INC., having its principal place of business at 2100 West End Avenue, Nashville, Tennessee 37203, as Tenant.

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant have entered into a lease (the "Lease"), dated April 16, 1996, for Premises known as Suite 800, located in the Vanderbilt Plaza Office Building, 2100 West End Avenue, Nashville, Tennessee, shown on Exhibit "A" attached to the Lease; and

         WHEREAS, Article 42 of the Lease gives Tenant an option to lease additional space on the 8th floor of the Building as such space becomes available; and

         WHEREAS, Tenant desires to exercise its option to lease additional space as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, Landlord and Tenant hereby agree to amend the Lease as follows:

         1. Pursuant to Article 42 of the Lease, Tenant hereby exercises the option to lease additional space on the 8th floor. Article 42 is hereby deleted from the Lease and is of no further force and effect.

         2. Effective November 1, 1996, the Premises shall consist of a suite of offices containing (i) the office space presently occupied by the Tenant known as Suite 800, and (ii) the additional space leased by Tenant pursuant to this Amendment to Lease (the "Expansion Space"). An amended floor plan of the Premises is attached hereto as EXHIBIT A.

         3. Effective November 1, 1996, the Base Rent for the Lease Term shall be increased to take into account Tenant's lease of the Expansion Space, and
Section 2.2 shall be amended to read in its entirety as follows:

                  "2.2     During the term of this Lease, the Base Rent payable
         by Tenant shall be as follows:

                           (a) $235,944.00 for the period from NOVEMBER 1, 1996 through JULY 31, 1997, payable $19,662.00 per month;

                           (b) $249,052.00 for the period from AUGUST 1, 1997 through JULY 31, 1999, payable $20,754.33 per month;

                           (c) $262,160.00 for the period from AUGUST 1, 1999 through JULY 31, 2000, payable $21,846.67 per month;

                           (d) $275,268.00 for the period from AUGUST 1, 2000 through JULY 31, 2001, payable $22,939.00 per month; and

                           (e) $288,376.00 for the period from AUGUST 1, 2001 through JULY 31, 2002, payable $24,031.33 per month."

         4. As a result of Tenant's lease of the Expansion Space, Tenant's Share of Excess Operating Expenses shall be increased to 10.3%.

         Effective November 1, 1996, Section 4.1 is hereby amended to read in its entirety as follows:

                  "4.1 During the Lease Term (including any renewals), Tenant shall pay to Landlord, as additional rent, a sum equal to Tenant's Share of Excess Operating Expenses (as such term is hereinafter defined) in connection with operating, maintaining, repairing, managing and owning the Building and the Common Areas of the Loews Vanderbilt Plaza building complex. "Tenant's Share of Excess Operating Expenses" shall be calculated on the basis of any excess Operating Expenses for a particular Lease Year over actual Operating Expenses for calendar year 1996 (the "Base Year"). For purposes of this Section, "Tenant's Share" shall be deemed to be percent (10.3%). The calculation of Tenant's Share is based upon the ratio of the approximate square footage of the Premises (13,108) to the approximate square footage of the Building (127,162). The numbers given in the preceding sentence do not represent accurate measurements of the square footage contained in the Premises or the Building but are mere estimates for purposes of calculating "Tenant's Share" hereunder. Tenant's Share of Excess Operating Expenses shall not be increased by more than five percent (5%) in any Lease Year as compared to Tenant's Share of Excess Operating Expenses for the previous Lease Year."

         5. Pursuant to Article 42 of the Lease, Landlord has agreed to construct improvements to the Expansion Space at a cost not to exceed $21,152 in accordance with plans and specifications (the "Plans and Specifications") to be developed by Landlord and approved by Tenant. The approved Plans and Specifications are annexed hereto as EXHIBIT B. Any construction cost in excess of $21,152 shall be borne by Tenant. The taking of possession by Tenant of the Expansion Space shall conclusively establish that said improvements have been completed in accordance with the Plans and Specifications and that the Expansion Space is in good and satisfactory condition at the time possession is taken. Unless otherwise specified in the Plans and Specifications, all materials used in the construction of the Expansion Space shall be Landlord's standard items used in the Building. Landlord shall notify Tenant at such time as construction of the Expansion Space is substantially completed. "Substantially completed" as used herein shall mean that the Expansion Space is suitable for occupancy and use by Tenant.

         6. If Landlord for any reason whatsoever cannot deliver possession of the Expansion Space to Tenant by November 1, 1996, this Amendment to Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event, the term with respect to the Expansion Space only shall commence on the date that Landlord can deliver possession to Tenant. Until such time as Landlord delivers possession of the Expansion Space to Tenant, Tenant shall continue in possession of the Premises currently occupied by Tenant and pay to Landlord, the current Base Rent payable pursuant to the terms of the Lease.

         7. Except as herein amended, all of the terms and provisions of the Lease remain unchanged and are hereby ratified and confirmed in all respects.


                                          Landlord:

                                          LOEWS NASHVILLE HOTEL CORP.


                                          By:________________________________
                                             Name:
                                             Title:


                                          Tenant:

                                          RENAL CARE GROUP, INC.

                                          By:________________________________
                                             Name:
                                             Title:

                                   EXHIBIT A

                                   FLOOR PLAN

                                   EXHIBIT B

                            PLANS AND SPECIFICATIONS